                             CORRECTION OF MORTGAGE



Prepared by and
after recordation
return to:

Brian M. Schafer, Esq.
Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601


                  WHEREAS, The Bank of New York, as Trustee ("MORTGAGEE"), and Archibald Candy Corporation, an Illinois corporation ("MORTGAGOR"), are parties to that certain Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement by Mortgagor in favor of Mortgagee, dated July 2, 1997, as supplemented (the "MORTGAGE"), which Mortgage encumbers the real property legally described on Schedules A and A-1 attached hereto and made a part hereof;

                  WHEREAS, Schedules A and A-1 to the Mortgage incorrectly include PIN Numbers 17-17-223-018-0000, 17-17-223-019-0000 and
17-17-223-020-0000 (the "INCORRECT PIN NUMBERS");

                  WHEREAS, the other PIN Numbers listed in Schedules A and A-1 completely and correctly identify the five parcels identified in Schedule A by legal description and street address; and

                  WHEREAS, Mortgagor has requested that Mortgagee execute this Correction of Mortgage to correct Schedules A and A-1 by deleting the references to the Incorrect PIN Numbers;

                  NOW THEREFORE, Mortgagee hereby agrees that Schedules A and A-1 are hereby amended by deleting therefrom the references to the Incorrect PIN Numbers.

                  IN WITNESS WHEREOF, Mortgagee has caused this instrument to be duly executed as of the 19th day of July, 2000.



                                       THE BANK OF NEW YORK, as Trustee

CORPORATE SEAL                         By:      /s/ Mary LaGumina
                                             -----------------------------------
                                       Name:       Mary LaGumina
                                       Title:      Vice President

STATE OF NEW YORK )
                  ) SS.
COUNTY OF BRONX   )


                  I, William Cassels, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Mary LaGumina, personally known to me to be the Vice President of THE BANK OF NEW YORK, appeared before me this day in person and acknowledged that he/she signed and delivered said instrument as Vice President of said bank, as his/her free and voluntary act for the uses and purposes therein set forth.

                  GIVEN under my hand and notarial seal this 19th day of July, 2000.


                                       William Cassels
                                       ----------------------------------------
                                       Notary Public

                                       My Commission Expires:  May 16, 2002